Exhibit 99.2
WCA Waste Corporation Announces Cash Tender Offer and Consent Solicitation
for its 9.25% Senior Notes due 2014
     Houston, Texas, May 23, 2011—WCA Waste Corporation (Nasdaq: WCAA) (“WCA”) today announced that it has commenced a tender offer to purchase for cash any and all of its issued and outstanding 9.25% Senior Notes due 2014 (the “Notes”). In conjunction with the tender offer, WCA is soliciting consents (“Consents”) to the adoption of certain proposed amendments to the indenture governing the Notes to, among other things, eliminate substantially all of the restrictive covenants, certain events of default and other related provisions.
     The pricing terms for the tender offer and consent solicitation are set forth below.

		Outstanding			Consent	Total
		Principal		Purchase	Payment	Consideration
CUSIP No.	ISIN No.	Amount	Title of Security	Price(1)(2)	(1)(2)	(1)
92926KAB9	US92926KAB98	$150,000,000	9.25% Senior Notes due 2014	$997.00	$30.00	$1,027.00

(1)	Per $1,000 principal amount of Notes and excluding Accrued Interest (as defined below), which will be paid in addition to the Total Consideration or Purchase Price, as applicable, up to the payment date.

(2)	Included in Total Consideration.
     The tender offer is currently scheduled to expire at 9:00 A.M., New York City time, on June 21, 2011, unless extended (such time and date, as the same may be extended, the “Expiration Date”). Holders of Notes must validly tender (and not validly withdraw) their Notes and validly deliver (and not validly revoke) their corresponding Consents at or prior to 5:00 P.M., New York City time, on June 6, 2011, unless extended (such time and date, as the same may be extended, the “Consent Time”), to be eligible to receive the Total Consideration per $1,000 principal amount of Notes tendered, which includes a Consent Payment per $1,000 principal amount of Notes tendered, as set forth in the table above. Holders who tender their Notes after the Consent Time and on or prior to the Expiration Date will be eligible to receive the Purchase Price per $1,000 principal amount of Notes tendered set forth in the table above, but not the Consent Payment. Tendered Notes may be withdrawn and Consents may be revoked at or prior to 5:00 P.M., New York City time, on June 6, 2011 (such time and date, as the same may be extended, the “Withdrawal Deadline”) but may not thereafter be withdrawn or revoked. WCA may extend the Consent Time without extending the Withdrawal Deadline. A Holder cannot deliver a Consent without tendering its corresponding Notes or tender its Notes without delivering a corresponding Consent.
     Upon the terms and conditions described in the Offer to Purchase and Consent Solicitation Statement and the related Letter of Transmittal and Consent, each dated as of the date hereof, payment for Notes accepted for purchase will be made (1) with respect to Notes validly tendered and not validly withdrawn at or prior to the Consent Time, promptly after the satisfaction or waiver of the conditions to the tender offer and acceptance for purchase (which is currently expected to be on or about June 7, 2011, unless the Consent Time is extended), and (2) with respect to Notes validly tendered after the Consent Time but at or before the Expiration Date, promptly after such Expiration Date (which is currently expected to be on or about June 21, 2011, unless the tender offer is extended). WCA reserves the right to waive any and all conditions of the tender offer, in whole or in part.
     In addition to the Total Consideration or Purchase Price, as applicable, holders of Notes tendered and accepted for payment will receive accrued and unpaid interest on such Notes from the last interest payment date for the Notes up to, but not including, the applicable payment date (“Accrued Interest”).
     The consummation of the tender offer is conditioned upon the timely receipt of Consents at or prior to the Consent Time from holders of at least a majority of the outstanding aggregate principal amount of the Notes. In addition, WCA’s obligation to purchase Notes pursuant to the tender offer is conditioned upon (a) the completion by WCA of a new financing on terms and conditions satisfactory to WCA, the net proceeds of which will be sufficient to fund the Total Consideration in respect of all Notes and to pay estimated fees and expenses relating to the tender offer and solicitation, (b) there being, at the Consent Time, validly tendered and not validly withdrawn at least a majority of the outstanding aggregate principal amount of Notes, (c) the receipt of a waiver under, amendment or supplement to or amendment and restatement of WCA’s bank credit agreement permitting consummation of the transactions contemplated by WCA’s Offer to Purchase and Consent Solicitation Statement, and (e) satisfaction of certain other customary conditions.
     Following the payment for Notes validly tendered pursuant to the terms of the tender offer, WCA currently intends, but is not obligated, to call for redemption any Notes that remain outstanding after consummation of the tender offer.
     The tender offer will only be made pursuant to the terms of the Offer to Purchase and Consent Solicitation Statement and the related Letter of Transmittal and Consent.
     The purpose of the Tender Offer is to refinance WCA’s outstanding 9.25% Senior Notes due 2014. WCA expects to fund purchases pursuant to the Tender Offer with the net proceeds from a new financing on terms and conditions satisfactory to WCA. This press release is not an offer to sell or a solicitation of an offer to purchase any securities (including the Notes and the securities offered in connection with the new financing), nor shall there be any offer or sale of any securities by WCA in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. The offer and sale of the securities to be issued in such financing will not be registered under the Securities Act of 1933, as amended, or any state securities laws, and such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
     The complete terms and conditions of the tender offer are set forth in an Offer to Purchase and Consent Solicitation Statement that is being sent to holders of the Notes. Holders are urged to read the tender offer documents carefully before making any decision with respect to the tender offer and consent solicitation. Holders of Notes must make their own decisions as to whether to tender their Notes and provide the related consents, and if they decide to do so, the principal amount of the Notes to tender.
     Holders may obtain copies of the Offer to Purchase and Consent Solicitation Statement and the related Letter of Transmittal and Consent from the Information Agent and Depositary for the tender offer, Global Bondholder Services Corporation, at (212) 430-3774 (collect, for banks and brokers only) and (866) 804-2200 (toll free).
     Credit Suisse Securities (USA) LLC is the Dealer Manager for the tender offer and Solicitation Agent for the consent solicitation. Questions regarding the tender offer and consent solicitation may be directed to Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll free) and (212) 538-2147 (collect).
     None of WCA, the Dealer Manager and Solicitation Agent, the Information Agent and Depositary or any other person makes any recommendation as to whether holders of Notes should tender their Notes or provide the related consents, and no one has been authorized to make such a recommendation.
     WCA Waste Corporation is an integrated company engaged in the transportation, processing and disposal of non-hazardous solid waste. WCA’s operations currently consist of 25 landfills, 27 transfer stations/material recovery facilities and 29 collection operations located throughout Alabama, Arkansas, Colorado, Florida, Kansas, Massachusetts, Missouri, New Mexico, North Carolina, Ohio, Oklahoma,

South Carolina, Tennessee and Texas. WCA’s common stock is traded on the NASDAQ Global Market under the symbol “WCAA.”
Cautionary Statement Regarding Forward-Looking Statements
     Some of the statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. From time to time, our public filings, press releases and other communications (such as conference calls and presentations) will contain forward-looking statements. These forward-looking statements can generally be identified as such because the context of the statement will include words such as “may,” “should,” “outlook,” “project,” “intend,” “seek,” “plan,” “believe,” “anticipate,” “expect,” “estimate,” “potential,” “continue,” or “opportunity,” the negatives of these words, or similar words or expressions. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements.
     We caution that forward-looking statements are not guarantees and are subject to known and unknown risks and uncertainties. Since our business, operations and strategies are subject to a number of risks, uncertainties and other factors, actual results may differ materially from those described in the forward-looking statements.
     Our business is subject to a number of operational risks and uncertainties that could cause our actual results of operations or our financial condition to differ from any forward-looking statements. We describe these and other risks in greater detail in the section entitled “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2010, which has been filed with the Securities and Exchange Commission.
CONTACT: Tommy Fatjo, WCA Waste Corporation, 713-292-2400